Exhibit 107.1

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Rogers Communications Inc.

Rogers Communications Canada Inc.

(Exact Name of Registrants as Specified in their Charters)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt Securities		(1)	(1)			(1)

	Equity	Preferred Shares		(1)	(1)			(1)

	Other	Guarantees of Debt Securities		(1)	(1)			(2)

	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	$8,000,000,000 (3)	$110.20 per $1,000,000	$881,600

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$8,000,000,000		$881,600

	Total Fees Previously Paid							—

	Total Fee Offsets							$421,850

	Net Fee Due							$459,750

(1)

There are being registered under this Registration Statement (the “Registration Statement”) such indeterminate number of (i) debt securities of Rogers Communications Inc., (ii) preferred shares of Rogers Communications Inc., and (iii) guarantees of Rogers Communications Canada Inc. (and the guarantees of such guarantees by Rogers Communications Inc.) (collectively, the “Securities,” and each a “Security”) as shall have an aggregate initial offering price not to exceed $8,000,000,000. The proposed maximum initial offering price per Security will be determined, from time to time, by Rogers Communications Inc. and Rogers Communications Canada Inc. (“the Registrants”) in connection with the sale of the Securities under this Registration Statement.

(2)

No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933 (as amended, the “Securities Act”), no additional registration fee is payable in respect of the guarantees registered hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Rogers Communications Inc. and Rogers Communications Canada Inc.	F-10	333-237921	April 30, 2020		$421,850(1)(2)(3)	Debt Securities	Debt Securities	$3,250,000,000(4)	$3,250,000,000

Fee Offset Sources	Rogers Communications Inc. and Rogers Communications Canada Inc.	F-10	333-237921		April 30, 2020						$301,325

Fee Offset Sources	Rogers Communications Inc. and Rogers Communications Canada Inc.	F-10	333-224400		April 23, 2018						$120,525

(1)

The Registrants previously paid $498,000 in registration fees (the Registrants transferred funds of $221,074 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-224400) initially filed on April 23, 2018 (the “2018 Registration Statement”), pertaining to the registration of $4,000,000,000 aggregate initial offering price of securities of the Registrants, $217,875 of which remained unutilized and was used to offset the total filing fee required from the 2020 Registration Statement (as defined below).

(2)

The Registrants previously paid $519,200 in registration fees (the Registrants transferred funds of $301,325 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-237921) initially filed on April 30, 2020 (the “2020 Registration Statement”), pertaining to the registration of $4,000,000,000 aggregate initial offering price of securities of the Registrants, $421,850 of which remained unutilized ($120,525 of which was originally paid as part of the payment of the 2018 Registration Statement filing fees) and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $881,600, taking into consideration the available offset of $421,850 from the 2018 Registration Statement and 2020 Registration Statement, the amount paid herewith is $459,750.

(3)	The Registrants registered under the 2020 Registration Statement securities of the Registrants in an aggregate initial offering price of up to $4,000,000,000.
(4)	The Registrants have terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement.